                                                                     Exhibit 2.3

                   SECOND AMENDMENT TO CONTRIBUTION AGREEMENT

     This AMENDMENT TO CONTRIBUTION AGREEMENT (this "Amendment") is entered into as of August 21, 1998, by and among Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Central"), Insight Communications Company, L.P., a Delaware limited partnership ("Insight"), and Insight Holdings of Ohio, LLC, a Delaware limited liability company ("Insight Holdings").

                             PRELIMINARY STATEMENT

     Central and Insight entered into a Contribution Agreement, dated as of June 30, 1998, and an Amendment to Contribution Agreement, dated as of July 15, 1998. Insight assigned its rights and delegated its obligations under such Contribution Agreement, as so amended (the "Contribution Agreement"), to Insight Holdings. The parties desire to amend the Contribution Agreement as provided in this Amendment.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     Capitalized terms used in this Amendment and not defined in this Amendment shall have the meanings assigned to them in the Contribution Agreement.

                                   ARTICLE 2

                                  AMENDMENTS
                                  ----------

     2.1  Form of Operating Agreement.
          ---------------------------

     The Contribution Agreement is amended by deleting Exhibit A thereto in its entirety and substituting therefor the form of Operating Agreement attached to this Amendment as Exhibit A.

     2.2  Certain Contributions.
          ---------------------

     Section 2.1(d)(4) of the Contribution Agreement is amended to read in its entirety as follows:

                    (4) To the extent that the effect of any circumstance giving rise to an amendment to this Agreement pursuant to Section 3.2(b) is to reduce the operating income of the Company such that the Company is unable to make any required distribution with respect to the Preferred A Interest or the Preferred B
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     Interest (each as defined in the Operating Agreement), then Central shall be required to make capital contributions and interest payments pursuant to this Section 2.1(d) at any time within ten Business Days after a demand therefor by the Manager (as defined in the Operating Agreement), subject to the following:

                         (A)  If Central fails to make any capital contributions
and interest payments described in this Section 2.1(d)(4) within ten Business Days after a demand therefor by the Manager (as defined in the Operating Agreement), then Insight may, at its option, at any time thereafter and prior to such time, if any, that Central makes such capital contributions and interest payments, elect:

                              (1)  to make a capital contribution to the Company
equal to the amount of the capital contributions otherwise required to be made by Central and pay to the Company interest in the amount of the interest payments otherwise required to be paid by Central; or

                              (2)  to cause the Company to issue a Common
Interest (as defined in the Operating Agreement) to any Person in exchange for a capital contribution to the Company equal to the amount of the capital contributions otherwise required to be made by Central and a payment to the Company of interest in the amount of the interest payments otherwise required to be paid by Central; or

                              (3)  to cause the provisions of Section
2.1(d)(4)(B) to apply without further capital contributions to the Company.

                         (B)  If Insight makes an election pursuant to Section
2.1(d)(4)(A) with respect to any capital contributions and interest payments described in this Section 2.1(d)(4), then (i) Central's obligation under this
Section 2.1(d) to make such capital contributions and interest payments shall be canceled and Central shall have no further obligation under any provision of this Section 2.1(d) to make such capital contributions and interest payments and shall have no liability or obligation to the Company or Insight as a result of its failure to make such capital contributions and interest payments or as a result of the circumstance giving rise to the applicable amendment to this Agreement pursuant to Section 3.2(b), and (ii) the number of Units assigned to the Common Interests of the Members shall be adjusted as provided in the Operating Agreement.

                         (C)  Insight shall have no obligation to make an
election pursuant to Section 2.1(d)(4)(A).

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     2.3  Assumption of Liabilities.
          -------------------------

          (a) Section 4.1(d) of the Contribution Agreement is amended to read in its entirety as follows:

               (d) all other obligations and liabilities arising out of Central's ownership of the Assets or operation of the System (other than obligations or liabilities arising under any Contract that is not included in the Assumed Contracts, any obligations or liabilities relating to any Excluded Asset, and any obligations and liabilities with respect to any Taxes for periods prior to the Closing Date) and the obligations and liabilities of Central described on Schedule 4.1(d).

          (b) The Contribution Agreement is amended by adding Schedule 4.1(d) in the form attached to this Amendment.

     2.4  Other Provisions.
          ----------------

     Except where inconsistent with the express terms of this Amendment, all provisions of the Contribution Agreement as originally entered into shall remain in full force and effect.

                                   ARTICLE 3

                                 MISCELLANEOUS
                                 -------------

     3.1  Benefit and Binding Effect.
          --------------------------

     This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     3.2  Entire Agreement.
          ----------------

     This Amendment represents the entire understanding and agreement among the parties with respect to the subject matter hereof.

     3.3  Governing Law.
          -------------

     THIS AMENDMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

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     3.4  Headings.
          --------

     The headings in this Amendment are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Amendment.

     3.5  Construction.
          ------------

     The rules of construction set forth in the Contribution Agreement shall govern the construction and interpretation of this Amendment.

     3.6  Counterparts.
          ------------

     This Amendment may be executed in two counterparts, each of which, when so executed and delivered, shall be an original, and both of which counterparts together shall constitute one and the same fully executed instrument.

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     IN WITNESS WHEREOF, the parties have executed this Amendment to
Contribution Agreement as of the day first mentioned above.

                                       COAXIAL COMMUNICATIONS OF CENTRAL OHIO,
                                           INC.


                                       By: /s/ Dennis J. McGillicuddy
                                          -----------------------------
                                       Name:   Dennis J. McGillicuddy
                                       Title:  Chairman

                                       INSIGHT COMMUNICATIONS COMPANY, L.P.

                                       By:   ICC Associates, L.P., its general
                                               partner

                                       By:   Insight Communications, Inc., its
                                               general partner


                                       By: /s/ Michael S. Willner
                                          -----------------------------
                                       Name:   Michael S. Willner
                                       Title:  President

                                       INSIGHT HOLDINGS OF OHIO, LLC

                                       By:   Insight Communications Company,
                                               L.P., its member

                                       By:   ICC Associates, L.P., its general
                                               partner

                                       By:   Insight Communications, Inc., its
                                               general partner


                                       By: /s/ Michael S. Willner
                                          -----------------------------
                                       Name:   Michael S. Willner
                                       Title:  President